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                                                                    EXHIBIT 10.1

                 AGREEMENT FOR THE SALE AND PURCHASE OF SHARES


DATE: August 25, 1997


PARTIES

1. THE PARTIES SPECIFIED IN THE SCHEDULE HERETO ("the Sellers")

2. INTERNATIONAL RESORT DEVELOPERS, INC. (incorporated in Idaho) of ("the
Buyer")


RECITALS

(1) World Lynx Communications Corp. ("the Company") is incorporated in Arkansas with an authorized capital of 1,000 shares of $1.00 each all of which are issued ("the Shares") and are held by the Sellers as shown in the Schedule hereto. The Company is in the course of changing its name to Ameristar Worldwide Entertainment Corporation.

(2) The Company carries on from premises at 1801 West End Avenue, Suite 1110, Nashville, Tennessee and 111 Center Street, Suite 1309, Little Rock, Arkansas (together referred to as "the Premises") the businesses of network marketing and the custom provision of internet services ("the Business") and is the owner of the trade names "Ameristar Worldwide Entertainment" and "World Lynx".

(3) The Buyer is a Reporting Company whose shares are registered with the SEC and quoted on NASDAQ. The authorized capital of the Buyer is 100,000,000 shares of $0.10 each of which approximately 2,000,000 are, or will be at closing, in issue.

(4) The Sellers are willing to sell and the Buyers to buy the Shares on the terms of this Agreement.

IT IS HEREBY AGREED AS FOLLOWS

Sale and Purchase

1. Subject to the conditions herein contained the Sellers agree to sell and the Buyer agrees to buy all the Shares. The consideration for the sale shall be:

         (a) The issue by the Buyer to the Seller of such numbers of shares in the capital of the Buyer as shall provide the Sellers with 47.5% of the issued capital of the Buyer as enlarged by such issue, ("the Basic Consideration Shares") and





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         (b) The further issue of shares in the capital of the Buyer ("the
         Additional Consideration Shares") on the basis of 3,000 such shares for each $1,000 of after-tax net profit earned by the Company (i.e. World Lynx Communications Corp.) in excess of $1,000,000 during each of the calendar years 1998 and 1999, as shown in the Company's audited accounts. Such number of Additional Consideration Shares as are to be issued pursuant to this clause shall be issued to the Sellers, or as the Sellers may direct, within ten working days of the auditors of the Company certifying the accounts of the Company for the year in question, as fully paid and ranking equally in all respects with existing issued share capital of the Buyer. Provided that notwithstanding the foregoing, the above-said number of shares to be issued for each $1,000 of after-tax net profit shall be adjusted pro-rata to reflect any stock split or consolidation (reverse stock split) of shares of the Buyer hereafter effected.

         (c) It is acknowledged by the Sellers that the Basic Consideration Shares and the Additional Consideration Shares may not be re-transferred by Sellers, in a public offering or sale, inclusive of sales on NASDAQ, without an effective registration statement, covering such offer and/or sale, under the Securities Act of 1933, and any applicable provisions of state law, unless an exemption from such registration is available; and that the Basic Consideration Shares and Additional Consideration Shares will be suitably legended to reflect said restricted status. The Buyer undertakes that as soon as practical after the issuance of the Basic Consideration Shares, and after the issuance of Additional Consideration Shares, it shall file such registration statement or statements with the SEC as may be necessary to qualify said shares for resale in the public markets, under federal law, and will utilize its best efforts to secure the effectiveness of such registration statement or statements, and as expeditiously as possible.

Conditionality

2. Each of the parties' respective obligations to close the transaction hereby agreed to shall be conditional upon:

         (a) The approval of the transaction by the shareholders of the Buyer at a duly called meeting of its shareholders. Buyer agrees that it will utilize its best efforts to hold such a meeting in October, 1997, pursuant to compliance with the rules of the Securities and Exchange Commission regarding necessary filings with the Commission and mailings to shareholders in connection with such meeting.

         (b) There having been no breaches by the other party of any of the provisions hereof prior to the closing date and all





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         warranties and representations made by either party remain correct as at closing.

         (c) There having been no material adverse change in the financial position or prospects of the other party prior to the closing date since the date on which the affairs of such other party were duly and diligently investigated prior to the execution hereof.

Closing

3. Closing shall take place at Little Rock, Arkansas within ten days of the approval of the transaction by the shareholders of the Buyer, or at such other time and place as the parties may agree, at which time:

         (a) The Sellers shall deliver to the Buyer:

                 (i) Certificates representing all of the Shares endorsed for transfer to the Buyer by the owner of record thereof.

                 (ii) A corporate resolution of any corporate holders of the Shares authorizing the transfer thereof in such form as the Buyer shall require.

                 (iii) A resolution of the Directors of the Company resolving to register the transfer of the Shares to the Buyer.

                 (iv) The corporate books and records of the Company.

                 (v) A resolution of the Directors of the Company appointing as directors and officers of the Company such persons as the Buyer shall have nominated.

                 (vi) The resignations of the directors of the Company which the Buyer shall have the option to decline.

                 (vii) Certificates of all banks at which the Company has accounts (including merchant accounts) of the balances at the close of business the previous day with copies of all bank mandates and signature authorities.

                 (viii) An opinion of the Company's counsel, satisfactory to the Buyer, as to the following:

                          (1) That the Company is validly incorporated and is in good standing in the state of Arkansas.

                          (2) That the Shares in the Company which have been assigned to the Buyer are validly issued and non-





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                          assessable, and constitute all of the issued
                          and outstanding shares of the Company.

                          (3) That the assignments of the Shares to the Buyer have been validly executed by the Sellers; that said assignments are effective to convey, and have conveyed, all of the rights and interest of the Sellers in said shares to the Buyer; and that the Buyer, as a result of said assignments, is vested with all rights, respecting the Shares or which derive from ownership of the Shares, as were previously possessed by the Sellers.

                          (4) That there are no agreements, corporate governing instruments, or provisions of law, which prevent or otherwise condition the transfer of the Shares by the Sellers to the Buyer, or which prevent or condition the vesting of all voting and other rights attendant to ownership of the Shares, in the Buyer.

                          (5) That the resignations of the Directors of the Company are effective; that the resolution of such Directors, prior to their resignation, appointing as directors and officers of the Company those persons nominated by the Buyer, has been duly adopted; and that said resolutionis effective pursuant to the corporate governing documents of the Company, and all applicable laws, to effectuate the appointment of the persons nominated by the Buyer as directors and officers of the Company without further necessity of shareholder approval or other corporate action.

                          (6) That counsel for the Company is unaware of any pending litigations in which claims have been made against the Company, or of other claims which have been made or threatened against the Company, or of circumstances which could give rise to any such claims; nor is counsel aware of any failure of compliance by the Company with applicable laws and regulations relating to its affairs and activities.

                 (ix) A written agreement between the Company and Sam Watson, in form satisfactory to Buyer, providing for the services of Mr. Watson as President and CEO of the Company, terminable by either party on not less than 12 months written notice.





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         (b) The Buyer shall:

                 (i) Either deliver the Basic Consideration Shares to the Sellers or as they shall direct, or shall, having passed the necessary directors' resolution to issue the Basic Consideration Shares, give an irrevocable direction to the Buyer's Transfer Agents to issue the Basic Consideration Shares to the Sellers or as they may direct.

                 (ii) Nominate Samuel B. Watson and Donald Spears as two of the five directors proposed by management for election by the shareholders at the meeting of shareholders of the Buyer to be held in October, 1997.

If closing shall not have occurred within two months of the date hereof, as the result of failure of warranties or otherwise, either party may by written notice to the other terminate this contract, and neither party shall have a claim against the other in respect of such termination except for willful failure to close or to meet the conditions for closing.

Warranties and representations

4. The Sellers warrant and represent to the Buyer in relation to the Company, except where stated otherwise, effective as at the date thereof and as at the date of closing.

         (a) That the accounting and financial information disclosed to the Buyer in writing is correct and comprehensive in all material respects in its account of the financial affairs, assets and liabilities of the Company and the Business and that the net assets of the Company as represented in the shareholders equity in its balance sheet as at the date of closing shall be not less than $250,000.

         (b) That there has been no material deterioration in the financial position or prospects of the Company or the Business since the making of the disclosures referred to in (a) above.

         (c) That all contracts, licenses and permits on which the Company relies in the course of the Business or any part thereof are in full force and effect and that there is no breach of any such contract license or permit. No facilities of the type used in the Business have been revoked or denied to the Company or granted on onerous terms.

         (d) That the certificate of incorporation and by-laws of the Company, as provided to the Buyer, are those currently in effect, and constitute the totality of corporate documents governing the operation of the Company; and without limitation, that there are no other agreements, including





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         agreements among shareholders or between shareholders and the Company, which affect the governance of the Company, relations among shareholders, or relations between shareholders and the Company.

         (e) That the Company is the owner of such rights as may exist in the tradenames "World Lynx" and "Ameristar Worldwide Entertainment", has not licensed the right to use of these names to any other persons, and that the Sellers are not aware of any infringing uses of said names.

         (f) That the Company possess a proprietary database of approximately 9,000 current and/or former customers, and has not licensed or otherwise agreed to the use of this database by any other person.

         (g) That the Company maintains in force effective insurance cover against all risks that are normally insured against in the fields of the Business.

         (h) That save as disclosed in writing the Company is not a party to any litigation and that there are no claims made or threatened against the Company and that the Company is not aware of any circumstances which could give rise to any such claim.

         (i) That the opinion of counsel to the Company given pursuant to clause 3(a) is correct in all respects.

         (j) That the Company is in compliance with all applicable laws and regulations relating to its affairs and activities and has made all required returns in full accurate timely and compliant manner. No penalties are payable in respect of any such return including tax returns.

         (k) That pending closing it will not:

                 (i) hold any meeting of shareholders or permit to be passed any shareholders' resolution.

                 (ii) undertake any transaction not in the normal course of business.

                 (iii) borrow or lend or give any guarantee or security.

                 (iv) hire or dismiss any employee without the consent of the Buyer.

                 (v) make any distribution.

                 (vi) issue any shares.





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         but will operate its business as a going concern in all respects as hitherto, except insofar as may have been consented to by the Buyer.

5. The Buyer warrants and represents to the Sellers

         (a) It is in good standing in the State of Idaho and is current in its filings with the Securities and Exchange Commission.

         (b) That since the filing of its 10-QSB for its quarter ending March 31, 1997, there have been no material changes in the business assets or affairs of the Buyer, except as disclosed in Form 8-K filed by the Buyer on or about August 4, 1997 pertaining to the sale of its concession in the Port of Ensenada, Mexico, and except as otherwise disclosed in or pursuant to this agreement. Further, that Form 10-KSB filed by the Buyer for its fiscal year ended June 30, 1996 and subsequent Form 10-QSB's filed by the Buyer are accurate and complete in all material respects.

         (c) That other than as disclosed in the above filings, the Buyer is not a party to litigation, is not aware of any claim, and is not aware of circumstances which may give rise to any claim, which the directors of the Buyer deem material to Buyer's financial position, save that the Buyer is aware of a complaint filed in Florida by Andaurex International Inc., but which has not been served on the Company, full details of which have been disclosed to the Sellers.

         (d) That the Buyer is in compliance with all applicable laws and regulations insofar as they affect it assets and activities.

         (e) That pending closing it will not make any distribution.

6. The Sellers agree that during a period of three (3) years from the date of Closing, they will not engage in the business of network marketing or the custom provision of internet services within the United States, or to customers in the United States, or otherwise compete with the Buyer or any of its subsidiaries in regard to any business heretofore conducted by any of the Sellers.

7. This agreement shall inure to the benefit of, and shall be binding upon, the parties and their subsidiaries, successors and assignees. The provisions of this agreement, including without limitation the provisions of Section 6, above, shall survive the Closing.

8. This agreement may be executed in separate counterparts, and when so executed by all of the parties, will be valid as if all signatories had executed the same document.





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                                  THE SCHEDULE

                        SELLERS                           NO. OF SHARES SOLD       NO. OF BASIC
                                                                                   CONSIDERATION
                                                                                   SHARES
  ----------------------------------------------------------------------------------------------

  Samuel B. Watson,          9412 Highwood Hill Road
  As Trustee                 Brentwood                          150                252,831
                             TN 37027

  Growth Strategies Inc      P.O. Box 27740
                             5300 W. Sahara Ave.                300                505,662
                             Suite 101
                             Las Vegas, NV 89126

  Lewis Pollock              c/o Spears Law Office               25                 42,138
                             P.O. Box 622
                             Malvern, AR 72104

  Dan Dixon                  c/o Spears Law Office               25                 42,138
                             P.O. Box 622
                             Malvern, AR 72104

  Donald Spears              c/o Spears Law Office               25                 42,138
                             P.O. Box 622
                             Malvern, AR 72104

  Romford Enterprises SA     Dorpstraat, Landsmeer,              25                 42,138
                             Amsterdam, Netherlands

  Waterlink Limited          Calle san Miguel 13 Beniarres       74                124,729
                             Alicante 0385

  Hawk Continental Ltd       Calle del Gerro, 18,                84                141,585
                             Los Monteros 29600 Marbella,
                             Malaga, Spain

  Kisaran Enterprises        5, Park Farm Close                  64                107,874
  Limited                    London N22, UK

  Salfolia Trading           273, Upper Lisburn Road             84                141,585
  Limited                    Belfast, UK

  Leander Limited            2, Heath Close                      70                117,988
                             London W5, UK

  Rathluire Limited          505, Lisburn Road                   74                124,729
                             Belfast UK


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         IN WITNESS WHEREOF, this Agreement is executed by the parties as specified

                                    "BUYER"

International Resort
Developers, Inc.
By:  S/ Pieter Oosthuizen
        Pieter Oosthuizen
Date: August 25, 1997

                                   "SELLERS"

S/ Samuel B. Watson
Samuel B. Watson,                          Growth Strategies, Inc.
As Trustee                                 By:  S/ David McKarness
Date: August 25, 1997                      Date: August 25, 1997


S/ Lewis Pollock                           S/ Dan Dixon
Lewis Pollock                              Dan Dixon
Date: August 25, 1997                      Date: August 25, 1997


S/ Donald Spears
Donald Spears                              Romford Enterprises SA
Date: August 25, 1997                      By:  S/ J.A. DeGroot
                                           Date: August 25, 1997


Waterlink Limited                          Hawk Continental Ltd
By:  S/ J.W. Godfrey & Co.                 By:  S/ J.W. Godfrey & Co.
Date: August 25, 1997                      Date: August 25, 1997


Kisaran Enterprises Limited                Salfolia Trading Limited
By:  S/ J.W. Godfrey & Co.                 By:  S/ J.W. Godfrey & Co.
Date: August 25,. 1997                     Date: August 25, 1997


Leander Limited                            Rathluire Limited
By:  S/ J.W. Godfrey & Co.                 By:  S/ J.W. Godfrey & Co.
Date: August 25, 1997                      Date: August 25, 1997


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